FILED in the office of the Secretary of State of the State of Colorado

JUL 30 1975

290199

ARTICLES OF INCORPORATION

FOR

GOLDEN TRIANGLE ROYALTY & OIL, INC.

KNOW ALL MEN BY THESE PRESENTS:

THAT WE, KENNETH CARNAHAN, ANNE-MARIE H. KIEFER and JOANNE R. McELFRESH, desiring to associate ourselves together as a corporation under the name of Golden Triangle Royalty & Oil, Inc., for the purposes of becoming a body corporate under and by virtue of the laws of the State of Colorado and, in accordance with the provisions of the laws of said State, do hereby make, execute and acknowledge this certificate in writing of our intention to become a body corporate, under and by virtue of said laws.

ARTICLE I

The corporate name of the corporation shall be:

Golden Triangle Royalty & Oil, Inc.

ARTICLE II

The nature of the business and the objects and purposes to be transacted, promoted and carried on are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.

(a) To carry on any lawful business or businesses.

(b) To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Colorado.

(c) To acquire the goodwill, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of the corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

(d) To guarantee, purchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds or other evidences of indebtedness created by other corporations and, while the holder of such stock, to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.

(e) To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyright or otherwise.

(f) To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government, colony or dependency thereof.

(g) To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation at the time owned or thereafter acquired.

(h) To purchase, take, own, hold, deal in, mortgage or otherwise pledge, and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property, within or without the State of Colorado.

(i) To purchase, hold, sell and transfer the shares of its capital stock.

(j) To have one or more offices and to conduct any or all operations and business and to promote its objects, within or without the State of Colorado, without restriction as to place or amount.

(k) To do any or all of the things herein set forth as principal, agent, contractor, trustee, partner or otherwise, alone or in company with others.

(l) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

(m) The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this corporation by the laws of the State of Colorado.

ARTICLE III

The authorized capital stock of the corporation is 10,000,000 shares of common stock, $.001 par value. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable.

ARTICLE IV

The corporation shall have perpetual existence.

ARTICLE V

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be

increased or decreased in such manner as shall be provided by the By-Laws of this corporation, provided that the number of directors shall not be reduced to less than three (3).

The names and post office addresses of the incorporators are as follows:

Kenneth Carnahan	2511 Highland Avenue New Castle, Pennsylvania 16105
Anne-Marie H. Kiefer	1321 Bannock Street Denver, Colorado 80204
Joanne R. McElfresh	1321 Bannock Street Denver, Colorado 80204

The names and post office addresses of the original Board of Directors are as follows:

Kenneth Carnahan	2511 Highland Avenue New Castle, Pennsylvania 16105
Mary Ann Carnahan	2511 Highland Avenue New Castle, Pennsylvania 16105
Joanne R. McElfresh	1321 Bannock Street Denver, Colorado 80204

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

To manage and govern the corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present.

To make, alter, or amend the By-Laws of the corporation at any regular or special meeting.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

To designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

The Board of Directors shall have the power and authority to sell, lease or exchange in part, and less than all, the property and assets of the corporation upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the corporation without vote or consent of the stockholders.

The Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors

deems expedient and for the best interests of the corporation, provided such sale shall be authorized or ratified by the affirmative vote of stockholders holding stock entitling them to exercise at least two-thirds of the voting power at a stockholders' meeting called for that purpose, or when authorized or ratified by the written consent of the holders of at least two-thirds of the voting stock issued and outstanding.

The Board of Directors may, from time to time, distribute to its stockholders, without the approval of the stockholders, in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, so long as the partial liquidation is in compliance with Chapter 31, Article 5, Section 11 of the Colorado Corporation Code.

ARTICLE VI

The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

No contract or other transaction of the corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by (a) the fact that any one or more of the directors or officers of this corporation is interested in or is a director or officer of such other firm or corporation; or (b) the fact that any director or officer of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

ARTICLE VII

Each director and each officer of the company shall be indemnified by the company as follows:

(a) The company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company), by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of this action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the company, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company, unless, and only to the extent that, the court, in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Sections (a) and (b) off this Article (unless ordered by a court) shall be made by the company only as authorised in the specific case upon determination that the indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) and (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties of such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section (d) of this Article, upon receipt of an agreement by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this Article.

(f) The Board of Directors may exercise the company's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability hereunder or otherwise.

(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders or disinterested directors, the Colorado Corporation Code, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE VIII

The initial registered office of said corporation shall be located at 1321 Bannock Street, City and County of Denver, State of Colorado, 80204, and the initial registered agent of the corporation shall be Albert Brenman, 1321 Bannock Street, City and County of Denver, State of Colorado, 80204.

Part or all of the business of said corporation may be carried on in the City and County of Denver, or any other place in the State of Colorado or beyond the limits of the State of Colorado, in other states or territories of the United States and in foreign countries.

ARTICLE IX

Whenever a compromise or arrangement is proposed by the corporation between it and its creditors or any class of them, and/or between said corporation and its stockholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way by said corporation, or by a majority of its stock, or on the application of any receiver or receivers appointed for said corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of said corporation, as the case may be, to be notified in such manner as the said court decides. If a majority in number, representing at least three-fourths (3/4ths) in amount of the creditors or class of creditors, and/or the holders of the majority of the stock or class of stock of said corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of said corporation, as a consequence of such compromise or arrangement, the said compromise or arrangement and/or the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of said corporation, as the case may be, and also on said corporation.

ARTICLE X

No stockholder in the corporation shall have the preemptive right to subscribe to any or all additional issues of stock and/or other securities of any or all classes of this corporation or securities convertible into stock or carrying stock purchase warrants, options or privileges.

ARTICLE XI

Meetings of stockholders may be held at such time and place as the By-Laws shall provide. At all meetings of the shareholders, one-third of all shares entitled to vote shall constitute a quorum.

ARTICLE XII

Cumulative voting shall not be allowed.

ARTICLE XIII

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by these Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

IN TESTIMONY WHEREOF, We have hereunto set our hands and seals on this 28TH day of JULY, 1975.

Kenneth Carnahan
Kenneth Carnahan

Anne-Marie H. Kiefer
Anne-Marie H. Kiefer

Joanne R. McElfresh
Joanne R. McElfresh

STATE OF COLORADO)
)ss.
CITY AND COUNTY OF DENVER)

Before me, a Notary Public, in and for the said County and State personally appeared Kenneth Carnahan, Anne-Marie H. Kiefer and Joanne R. McElfresh, each of whom being first duly sworn upon oath, deposes and says, each for himself or herself, that he or she is an incorporator of Golden Triangle Royalty & Oil, Inc., and that he or she has read the foregoing Articles of Incorporation by him or her subscribed, and that the same are true and corr ct to the best of his or her knowledge and belief.

Kenneth Carnahan
Kenneth Carnahan

Anne-Marie H. Kiefer
Anne-Marie H. Kiefer

Joanne R. McElfresh
Joanne R. McElfresh

Subscribed and sworn to before me on this 28th day of July, 1975.

My commission expires: June 26, 1978.

[signature]
Notary Public

RECORDED
ROLL 297 PAGE 1815

07 31

SS: Form D-4
(Rev.5/73)

FILED in the office of the Secretary of State of the State of Colorado 2192

OCT 6 1975

292895

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is (note 3) Golden Triangle Royalty & Oil, Inc.

SECOND: The following amendment was adopted by the shareholders of the corporation on October 6 1975, in the manner prescribed by the Colorado Corporation Act:

Article III of the Articles of Incorporation are hereby amended to read as follows:

" ARTICLE III

The authorized capital stock of the corporation is 20,000,000 shares of common stock, $.001 par value. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,200,000; and the number of shares entitled to vote thereon was 2,200,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

CLASS	(Note 1)	NUMBER OF SHARES

FIFTH: The number of shares voted for such amendment was 2,000,000; and the number of shares voted against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None.

CLASS	(Note 1)	NUMBER OF SHARES VOTED For	Against

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

No Change. (Note 2)

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

No Change. (Note 2)

GOLDEN TRIANGLE ROYALTY & OIL, INC. (Note 3)

By Kenneth M. Carnahan
Its President

Khrisch R. Boulden
Its Secretary (Note 4)

STATE OF COLORADO,
City and County of Denver } ss

Before me, Jeanie L. Wright, a Notary Public in and for the said County and State, personally appeared Kenneth M. Carnahan who acknowledged before me that he is the President (Title of officer) of Golden Triangle Royalty & Oil, Inc. (Name of the corporation) a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

In witness whereof I have hereunto set my hand and seal this 6th day of October A.D. 1975

My commission expires April 26, 1978

Jeanie L. Wright
(Notary Public)

NOTES: 1. If inapplicable, insert "None."
2. If inapplicable, insert "No change."
3. [illegible]
4. [illegible]

3931.26

C

RECEIVED

FEB 25 2 30 PM '80

DEPARTMENT OF STATE
STATE OF COLORADO

DPO 290199

FILED

25 FEB '80

124

OFFICE OF COLORADO
DEPT. OF STATE

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH,

To the Secretary of State of the State of Colorado

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation, organized under the laws of the State of Colorado submits the following statement for the purpose of changing its registered office or its registered agent, or both, in the State of Colorado:

First: The name of the corporation is GOLDEN TRIANGLE ROYALTY & OIL, INC.

Second: The address of its REGISTERED OFFICE is 1700 Broadway, Denver, Colorado 80290

Third: The name of its REGISTERED AGENT is THE CORPORATION COMPANY

Fourth: The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

Fifth: The address of its place of business in Colorado is ______________

GOLDEN TRIANGLE ROYALTY & OIL, INC. (Note 1)

By Robert Kamon (Note 2)
Its President

STATE OF TEXAS
County of EASTLAND

Before me, Susan J. Swindle, a Notary Public in and for the said County and State, personally appeared Robert Kamon who acknowledged before me that he is the President (President) (Vice-President) of GOLDEN TRIANGLE ROYALTY & OIL, INC. a Colorado (State of Incorporation) corporation, that he signed the foregoing, and that the statements contained therein are true.

In witness whereof I have hereunto set my hand and seal this 20th day of February A. D. 19 80

My commission expires May 30, 1980

Susan J. Swindle
Susan J. Swindle
Notary Public

SECRETARY OF STATE'S OFF

Notes: 1 [illegible]
2. [illegible]
3 [illegible]
4 [illegible]

[illegible]
[illegible]

(COLORADO - 1700 - 9/19/73)

SECRETARY OF STATE
RECEIVED

80 DEC 5 AM 9:08

FILED
COLO. DEPT. OF STATE
412802 8-58

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of

GOLDEN TRIANGLE ROYALTY & OIL, INC.

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is GOLDEN TRIANGLE ROYALTY & OIL, INC.

SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on 11-24 19 80, in the manner prescribed by the Colorado Corporation Act:

(Insert Amendment)

Article III of the Articles of Incorporation are hereby amended to read as follows:

"ARTICLE III

The authorized capital stock of the corporation is 50,000,000 shares of common stock, $.001 par value. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and non-assessable."

COMPUTER UPDATE COMPLETE

SS: Form D-4 (Rev. 7/91)
Submit in Duplicate
Filing Fee: $30.00

This document must be typewritten

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 894-2200

for office use only

921073301 $25.00
SOS 07-24-92 14:19

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

DP 87129 0199

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is (note 1) Golden Triangle Royalty & Oil, Inc.

SECOND: The following amendments to the Articles of Incorporation were adopted on July 10, 19 92, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

____ Such amendment was adopted by the board of directors where no shares have been issued.

X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

(SEE ATTACHED AMENDMENTS)

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

Golden Triangle Royalty & Oil, Inc. (Note 1)
By Robert Kamon
Its Robert Kamon President
and Effie Kamon
Its Effie Kamon Secretary (Note 2)
Karen Lee
Its Karen Lee Director (Note 3)

NOTES: 1. Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
2. Signatures and titles of officers signing for the corporation.
3. Where no shares have been issued, signature of a director.

DC-28-1601e-83

COMPUTER UPDATE COMPLETE
RPM

ARTICLE III

Delete the first paragraph of Article III and substitute the following:

> The authorized capital stock of the corporation is 100,000,000 shares of common stock, $.001 par value. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V

The following paragraph will be added at the end of Article V:

"Classification of directors. When the Board of Directors consists of six or more members, in lieu of electing the whole number of directors annually, the directors shall be divided into two or three classes. Each class is to be as nearly equal in number as possible with the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that the third class, if any, will expire at the third annual meeting after their election. At each annual meeting thereafter directors will be elected to fill the class whose term then expires for them to continue for two or three years depending upon the number of classes. Should the directors vote to have less than six directors, then the system of classification would cease as the director's term expires bringing the number below this figure."

ARTICLE VII

Article VII will be rescinded and replaced with the following:

"The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification."

ARTICLE XI

The following paragraph will be added to Article XI:

"An affirmative vote of over 50% of the issued and outstanding shares is required to approve changes in the Articles of Incor-

poration and for approval of a merger, consolidation, sale or disposition of all or substantially all of the assets and voluntary dissolution."

Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

For office use only 002

961070405 C $25.00
SECRETARY OF STATE
06-13-96 11:55

MUST BY TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

CHANGE OF NAME

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

Please include a typed self-addressed envelope

DP 871290199

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Golden Triangle Royalty & Oil, Inc.

SECOND: The following amendments to the Articles of Incorporation were adopted on May 18, 1996, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

☐ No shares have been issued or Directors Elected - Action by Incorporators

☐ No shares have been issued but Directors Elected - Action by Directors

☐ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

☒ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

(see amendments on following page)

THIRD: If changing corporate name, the new name of the corporation is Golden Triangle Industries, Inc. (see attached)

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

1,000,000 shares of preferred stock at $0.10 par value per share are hereby added to the original Articles of Incorporation (see attached)

If these amendments are to have a delayed effective date, please list that date: ______
(Not to exceed ninety (90) days from the date of filing)

Golden Triangle Royalty & Oil, Inc.

Signature Ivan Webb

Title Chief Financial Officer

(COL. - 1901 - 11/9/96) Revised 7/95

SW

Amendment to Article I

Change Article I to the following:

ARTICLE I

The corporate name of the corporation shall be: Golden Triangle Industries, Inc.

Amendment to Article III

Delete the first paragraph of Article III and replace with the following:

The authorized capital stock of the corporation is 100,000,000 shares of common stock $0.001 par value, and 1,000,000 shares of preferred stock, $0.10 par value. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
DPC
19871290199
Please include a typed self-addressed envelope

Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242

DPC19871290199

For office use only 002

19981038252 M
$ 25.00
SECRETARY OF STATE
02-27-98 12:27:34

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION

19981053759 M
$ 25.00
SECRETARY OF STATE
03-20-98 15:39:05

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Golden Triangle Industries, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on May 17, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

____ No shares have been issued or Directors Elected - Action by Incorporators

____ No shares have been issued but Directors Elected - Action by Directors

____ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is ________________

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date: ________
(Not to exceed ninety (90) days from the date of filing)

COMPUTER

Signature Glenn Gagno
Title Director

Revised 7/95

GOLDEN
TRIANGLE

P.O. Box 22010
Albuquerque, NM 87154-2010
Tel (505) 856-5075
Fax (505) 857-9993

Articles of Incorporation

RESOLVED, the last paragraph of Article V (Classification of Directors) be deleted and that Article V, Paragraph 1, of the Articles of Incorporation be amended to so that it will hereafter read as follows:

"The number of directors of the corporation shall be not less than three. The number of directors may be increased or decreased to not less than three at any time by resolution passed by a majority of the entire Board at any regular or special meeting of said Board. Each director shall hold office until the next annual meeting of shareholders and until his/her successor has been elected and qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation."

for office use only

SS: Form D-4 (Rev. 8/92)
Submit in Duplicate
Filing Fee: $25.00

This document must be typewritten

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 894-2251

FILED
DONETTA DAVIDSON
COLORADO SECRETARY OF STATE

STOCK CHANGE

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

DPC 19871270099

20001141528 M
$ 25.00
SECRETARY OF STATE
07-20-2000 11:27:43

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is (note 1) Golden Triangle Industries, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on June 17 2000, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

____ Such amendment was adopted by the board of directors where no shares have been issued.

_X_ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

Amendment to Article III

In the first paragraph of Article III, delete the phrase "and 1,000,000 shares of preferred stock, $0.10 par value."

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

Golden Triangle Industries, Inc. (Note 1)

By ______________________ Its President

and ______________________ Its Secretary (Note 2)

Karen Lee
Its Karen Lee Director (Note 3)

NOTES: 1. Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
2. Signatures and titles of officers signing for the corporation.
3. Where no shares have been issued, signature of a director.

COMPUTER UPDATE COMPLETE MJ

for office use only

SS: Form D-4 (Rev. 8/92)
Submit in Duplicate
Filing Fee: $25.00

This document must be typewritten

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 894-2251

FILED
DONETTA DAVIDSON
COLORADO SECRETARY OF STATE

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

20011119039 C
$ 75.00
SECRETARY OF STATE
06-14-2001 10:13:18

CHANGE OF NAME

DPC 19871290199

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is (note 1) Golden Triangle Industries, Inc. ncap

SECOND: The following amendment to the Articles of Incorporation was adopted on June 16 XX 2001 as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

____ Such amendment was adopted by the board of directors where no shares have been issued.

X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

Amendment to Article I - Change ArticleI to the following:

The corporate name of the corporation shall be: Whitemark Homes, Inc.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

Golden Triangle Industries, Inc. (Note 1)

By ____________ Its President

and ____________ Its Secretary (Note 2)

Karen Lee Its Director (Note 3)

NOTES: 1. Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
2. Signatures and titles of officers signing for the corporation.
3. Where no shares have been issued, signature of a director.

DC-28-1601a-85

COMPUTER UPDATE COMPLETE
CS